UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2021

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West 42nd Street 26th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2021, Sio Gene Therapies Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders considered and approved the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Amended Plan”), which increased the aggregate number of shares of common stock reserved for issuance under the Amended Plan by 5,000,000.
The Amended Plan was previously approved, subject to stockholder approval, by the Company’s Board of Directors. The Amended Plan became effective immediately upon stockholder approval at the Annual Meeting. The maximum number of shares of common stock that may be issued under the Amended Plan is 25,466,000 shares, subject to adjustment or increase as set forth in the Amended Plan.
A more complete summary of the terms of the Amended Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 6, 2021 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended Plan, a copy of which is filed as Appendix A to the Proxy Statement and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on September 23, 2021, the Company's stockholders considered and approved five proposals, each of which is described in more detail in the Company’s Proxy Statement.
Of the 72,941,507 shares of common stock outstanding as of the record date, 55,277,212 shares, or 75.8%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.
Proposal No. 1: The following seven nominees for director were elected to serve as directors of the Company until the Company’s 2022 Annual Meeting of Stockholders and until their successors are duly elected, by the following votes:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Frank Torti, M.D.	32,590,346	2,604,442	45,629	20,036,795
Atul Pande, M.D.	32,919,308	2,288,870	32,239	20,036,795
Pavan Cheruvu, M.D.	34,941,890	265,776	32,751	20,036,795
Berndt Modig	31,867,101	3,323,514	49,802	20,036,795
Senthil Sundaram	34,952,826	220,151	67,440	20,036,795
Eric Venker, M.D., Pharm.D.	32,944,570	2,249,184	46,663	20,036,795
Kristiina Vuori, M.D, Ph.D.	35,008,944	191,473	40,000	20,036,795
Proposal No. 2: The stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2022, by the following votes:

Votes For	Votes Against	Abstain
55,109,854	130,758	36,600
Proposal No. 3: The stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers for the fiscal year ended March 31, 2021, by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,125,459	1,028,780	86,178	20,036,795

Proposal No. 4: The stockholders approved, on a non-binding advisory basis, the frequency of future advisory votes on the Company's named executive officer compensation of once every year, by the following votes:

One Year	Two Years	Three Years	Abstain
19,657,917	117,964	15,216,054	248,482
Proposal No. 5: The stockholders approved the Amended Plan to increase the total number of shares of common stock reserved for issuance under the Amended Plan by 5,000,000 shares of common stock, by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,911,139	12,230,471	98,807	20,036,795
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date

10.1	Amended and Restated 2015 Equity Incentive Plan.	DEF 14A	001-37418	Appendix A	08/06/2021

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	September 24, 2021
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Financial Officer and General Counsel